Exhibit 10.4

CONFIDENTIAL

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Omitted Information is indicated by [***]

FOURTH AMENDMENT [VEI0039-24] TO THE

MASTER SERVICES AGREEMENT BETWEEN

EMBRAER S.A. AND EVE UAM, LLC

THIS Fourth Amendment [VEI0039-24] (“Amendment 4”) to the Master Service Agreement between Embraer S.A. and Eve UAM, LLC dated December 14, 2021, as amended from time to time (the “Original Agreement”), is made and entered this in September 09,2024, to be effective as of September 30, 2023 by and between:

EMBRAER S.A., joint-stock corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil having its principal place of business at Avenida Brigadeiro Faria Lima, 2170, in the City of São José dos Campos, State of São Paulo, Brazil (“Embraer”); and,

EVE UAM, LLC, limited liability company organized under the laws of the State of Delaware, United States of America, having its principal place of business at 1400 General Aviation Drive, Melbourne, FL 32935, United States (“Eve”);

Embraer and Eve are referred to herein, individually, as a “Party”, and collectively as the “Parties”.

Whereas, Embraer and Eve have agreed to revise certain terms of the Original Agreement to extend the Expiration Date of SOW1.2.1 from September 30, 2023 to December 31, 2024.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree to amend the Original Agreement as follows:

All capitalized terms used herein, unless otherwise defined or indicated, shall have the same meaning as referred to in the Original Agreement.

1.         MODIFIED CLAUSE

The Parties agree to delete the terms of Clause 2 of the Exhibit 7 (eVTOL Industrialization Phase 1 - SOW1.2.1) of the Original Agreement and replace it for the following terms:

“2. Term of SOW. This SOW 1.2.1 is effective beginning on March 06th, 2023 (“Effective Date”) and will remain in effect until [***], unless earlier terminated in accordance with the Master Agreement.”

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2.           ENTIRE AGREEMENT

The Original Agreement, as modified from time to time in writing by the Parties, and as modified by this Amendment 4, including all Exhibits, constitutes the complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Amendment 4 do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not in relation to the subject matter hereof.

All other terms and conditions set forth in the Original Agreement, not expressly modified by this Amendment 4, are hereby expressly ratified by the Parties, incorporated by reference and remain in full force and effect. In case of any conflict between this Amendment 4 and the Original Agreement, this Amendment 4 shall prevail.

If any provision of the Original Agreement, as amended from time to time, is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

[INTENTIONALLY LEFT BLANK]

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In witness whereof, Embraer and Eve have caused this Amendment 4 to be duly executed and delivered by their authorized representatives, in duplicate originals, to be effective as of the day first above written.

EVE UAM, LLC

/s/ Luiz Felipe Ribeiro Valentini
Name: Luiz Felipe Ribeiro Valentini
Title: Chief Technology Officer

/s/ Eduardo Siffert Couto
Name: Eduardo Siffert Couto
Title: Chief Financial Officer

 EMBRAER S.A.

/s/ Antonio Carlos Garcia
Name: Antonio Carlos Garcia
Title: Chief Financial Officer

/s/ Roberto de Deus Chaves
Name: Roberto de Deus Chaves
Title:

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